FOR IMMEDIATE RELEASE

CONTACT:    Bryce Benson, Investor/Media Relations
            ClearOne Communications Inc.
            Phone: 1.801.974.3786, 1.800.945.7730
            Fax: 1.801.977.0087
            E-mail: bryce.benson@clearone.com

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       ClearOne Provides Update on SEC Complaint, Delays Second Quarter
            Earnings Announcement, Announces Interim Management Team
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SALT LAKE CITY, Jan. 21, 2003--ClearOne Communications Inc. (Nasdaq: CLRO) has
postponed its second quarter earnings release previously scheduled for Jan. 23, 2003, as a result of the complaint filed by the U.S. Securities and Exchange Commission on Jan. 15, 2003. ClearOne also announced that its chief executive officer Frances Flood, and chief financial officer Susie Strohm, both named in the complaint, have been temporarily relieved of their duties at the Company.

The SEC's complaint includes allegations of improper revenue recognition from sales to distributors. ClearOne sells its products through many channels besides distributors, including conferencing services, business services, and various dealer sales channels.

Prior to receiving the SEC complaint, ClearOne's board of directors had commenced an investigation into the alleged financial statement violations. At this time, the Company's financial statements for the fiscal years ended June 30, 2001, and June 30, 2002, and for the quarters ended March 31, 2001, through and including Sept. 30, 2002, are under review. At this time, investment decisions should not be made based on these financial statements, or on the auditors' report included in the Company's 2002 Annual Report as filed on Form 10K. In addition, the guidance given by the Company on Oct. 23, 2002, for the fiscal year ending June 30, 2003, should be treated in the same manner.

The board has named Greg Rand, ClearOne's chief operating officer, and Mike Keough, chief strategy officer, as acting co-chief executive officers in the interim. The board is aggressively seeking to hire an interim chief financial officer. In the meantime, members of ClearOne's accounting and treasury staff, under the direction of Rand and Keough, and supervised by an independent accounting firm appointed by the board, will take on additional duties previously performed by the chief financial officer.

"We believe that the actions taken today are in the best interests of all of our stakeholders, including shareholders, employees, customers and suppliers," said Brad Baldwin, a member of ClearOne's board of directors. "We take the SEC's charges seriously and are committed to a swift internal investigation. Greg and Mike both have extensive business experience and we have every confidence that they will bring strong leadership to ClearOne in their co-CEO roles."

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Keough joined ClearOne in November 2002. He is a seasoned business executive with more than 25 years of sales, sales management, and executive management experience with high-technology industry leaders, including IBM, AT&T, Megahertz, U.S. Robotics, 3Com and Textron. Mike's extensive sales management background includes experience with distributors, retailers, catalog houses, value added resellers and original equipment manufacturer partners.

Rand joined ClearOne in August 2002 with more than 15 years of business management experience in planning, design, and continuous improvement of operating systems and transportation networks. Before joining ClearOne, he worked for Delta Air Lines in a variety of management positions, including as a management representative during Delta's recent collective bargaining process. He also had responsibilities for improving the operational efficiency and reliability of the Flight Operations department. In addition, he was coordinator of operations resource control for Delta Express, a business unit of Delta Air Lines.

"ClearOne is a company with a history of innovation," commented Greg Rand and Mike Keough, interim co-CEO's of ClearOne. "Our products are highly regarded in the industry and our employees are dedicated to excellence. As a team, we are committed to the highest levels of integrity and are focused on serving our business partners and customers."

Since the SEC complaint was received just last week, the Company is still in the investigation stage. As such, ClearOne has put as much information as possible in this press release and will not be holding a conference call to comment on the earnings delay or the SEC complaint. The Company is, however, committed to communicating with its shareholders and will update the market at the earliest possibly time when more news is available. Any additional shareholder, analyst and press inquiries should be directed to ClearOne's investor relations department, which can be reached on 1-801-974-3786.

ClearOne Communications is a provider of multimedia conferencing products and services that bring geographically dispersed people together--compressing time and distance. Product offerings include audio and video conferencing systems, peripherals and furniture. Service offerings include a full suite of audio, video and data conferencing services, and business services such as training, field support, help desk, and system consulting. On the Web: www.clearone.com.

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